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                                                                     EXHIBIT 1.1



                    Chartered Semiconductor Manufacturing Ltd

                          105,000,000 Ordinary Shares*
              directly or in the form of American Depositary Shares
                               (S$0.26 par value)

                   Each American Depositary Share representing
                    the right to receive ten Ordinary Shares

                           U.S. Underwriting Agreement

                                                              New York, New York
                                                                    May __, 2000

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Chase Securities Inc.
SG Cowen Securities Corporation
Wit SoundView Corporation
    As U.S. Representatives of the several U.S. Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

               Chartered Semiconductor Manufacturing Ltd, a corporation organized under the laws of Singapore (the "Company"), proposes to sell to the several U.S. underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, 46,800,000 ordinary shares (the "Ordinary Shares"), S$0.26 par value per share, of the Company directly or in the form of American Depositary Shares (the "ADSs") and each of the Selling Shareholders named in Schedule II hereto proposes to sell to the several U.S. Underwriters the number of Ordinary Shares directly or in the form of ADSs set forth opposite its name on Schedule II aggregating 58,200,000 Ordinary Shares (said Ordinary Shares to be issued and sold by the Company and the Selling Shareholders being hereinafter called the "U.S. Underwritten Shares"). The Company and Singapore Technologies Semiconductors Pte Ltd ("STS") also propose to grant to the U.S. Underwriters an option to purchase up to 7,020,000 and 8,730,000, respectively, additional Ordinary Shares directly or in the form of ADSs to cover overallotments (the "U.S. Option Shares" and together with the U.S. Underwritten Shares, the "U.S. Shares" or the "U.S. Securities").

--------

* Plus an option to purchase from Chartered Semiconductor Manufacturing Ltd and Singapore Technologies Semiconductors Pte Ltd up to 7,020,000 and 8,730,000, respectively, additional Ordinary Shares directly or in the form of American Depositary Shares to cover overallotments.


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               It is understood that the Company and the Selling Shareholders are concurrently entering into the International Underwriting Agreement, dated May ___, 2000 (together with this U.S. Underwriting Agreement, the "Underwriting Agreements"), providing for the sale by the Company and the Selling Shareholders of an aggregate of 70,000,000 Ordinary Shares directly or in the form of ADSs (said Ordinary Shares to be sold by the Company and the Selling Shareholders pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Shares", and together with the U.S. Underwritten Shares, the "Underwritten Shares") and providing for the grant to the International Underwriters of an option to purchase from the Company and STS up to 4,680,000 and 5,820,000, respectively, additional Ordinary Shares directly or in the form of ADSs to cover overallotments (the "International Option Shares" and together with the International Underwritten Shares, the "International Shares" or the "International Securities", and the International Securities together with the U.S. Securities, the "Securities").


               In connection with the Global Offering (as defined below), the Company has made a listing application to the Singapore Exchange Securities Trading Limited (the "SGX-ST") and has lodged a Statement of Material Facts (the "Statement") with the Singapore Registrar of Companies and Businesses ("RCB") to invoke the exemption from the prospectus registration requirements under Section 106F of the Companies Act, Chapter 50 of Singapore.

               You have also advised the Company and the Selling Shareholders that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Ordinary Shares to be purchased by them under the Underwriting Agreements pursuant to the Deposit Agreement, dated as of November 4, 1999 (the "Deposit Agreement"), entered into among the Company, Citibank, N.A., as depositary (the "Depositary") and all holders from time to time of the ADSs. Upon any such deposit of Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the "ADRs"). Each ADS will represent ten Ordinary Shares and each ADR may represent any number of ADSs.

               Prior to the Closing Date (as defined below), the Ordinary Shares to be issued and sold by the Company will be delivered into escrow to be held by Citibank Nominees Singapore Pte Ltd, as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement (the "Issuer Escrow Agreement") to be entered into between the Company, the Escrow Agent and the Underwriters. Prior to the Closing Date, the Ordinary Shares to be sold by each Selling Shareholder will be delivered into escrow to be held by the Escrow Agent pursuant to an escrow agreement (each, a "Selling Shareholder Escrow Agreement") to be entered into between a Selling Shareholder, the custodian for such Selling Shareholder, the Escrow Agent and the Underwriters.

               Unless the context otherwise requires, the terms "Underwritten Securities", "Option Securities", "U.S. Underwritten Securities", "U.S. Option Securities", "U.S. Securities", "International Underwritten Securities", "International Option Securities", "International Securities" and "Securities" shall be deemed to refer, respectively, to Underwritten Shares, Option Shares, U.S. Underwritten Shares, U.S. Option Shares, U.S. Shares, International Underwritten Shares, International Option Shares, International Shares and Shares, as well as, in each case, to any ADSs representing such securities.


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               It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Among U.S. Underwriters and International Underwriters, dated the date hereof (the "Agreement Among U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

               The offering of the U.S. Shares, directly or in the form of ADSs, is referred to herein as the "U.S. Offering"; and the offering of the International Shares, directly or in the form of ADSs, is referred to herein as the "International Offering". The U.S. Offering and International Offering are referred to collectively as the "Global Offering".

               To the extent there are no additional U.S. Underwriters listed on
Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholders shall mean the singular. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate.

               Certain terms used in this U.S. Underwriting Agreement are defined in Section 21 hereof.

               1. Representations and Warranties. (I) The Company and, except as to paragraphs (i), (n) (other than clause (i) thereof), (q), (r), (s), (t) (other than clause (i) thereof), (v), (w), (x), (y), (z), (aa), (bb), (cc),
(dd), (ff), (gg) and (hh) below, STS jointly and severally represent and warrant to, and agree with, each U.S. Underwriter as set forth below in this Section 1.

                (a) The Company has filed with the Commission a registration statement (file number 333-34194) on Form F-1, including the related U.S. Preliminary Prospectus, for the registration under the Act of the offering and sale of the U.S. Securities. The Company may have filed one or more amendments thereto, including the related U.S. Preliminary Prospectus, which have previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of the Registration Statement, a further amendment to the Registration Statement (including the form of U.S. Prospectus) or (2) after the Effective Date of the Registration Statement, the U.S. Prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the U.S. Prospectus with respect to the Ordinary Shares and the offering thereof directly or in the form of ADSs. As filed, such amendment and form of final U.S. Prospectus, or such U.S. Prospectus, as the case may be, shall contain all Rule 430A Information, together with all other such required information, with respect to the underlying Ordinary Shares and the offering


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        thereof directly or in the form of ADSs, and, except to the extent the
        U.S. Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                It is understood that two forms of offering documents are to be used in connection with the Global Offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of offering memorandum relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Offering Memorandum are identical except for the outside front cover page and the outside back cover page.

                (b) On the Effective Date, the Registration Statement did or will, and when the U.S. Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each U.S. Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not and will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and STS make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto), in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto). It is understood that the information that has been furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectuses or the Prospectuses is limited to (A) the names of the Underwriters and their respective participation in the sale of the Securities as set forth in the two charts under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses, (B) the statements set forth in the last paragraph on the front cover page of the Preliminary Prospectuses or Prospectuses regarding delivery of the Securities (and the ADSs representing such Securities) and (C) the statements set forth in the seventh, ninth, thirteenth and fifteenth paragraphs under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses.

                (c) The Company has filed with the Commission registration statements (file numbers 333-88623 and 333-34692) on Form F-6 (collectively, the "ADR Registration



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        Statement") for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did or will comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (d) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

                (e) All the outstanding share capital of each Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable and, except for such shares of Chartered Silicon Partners Pte Ltd ("CSP") as are owned by Agilent Technologies Europe BV or EDB Investments Pte Ltd which shares do not exceed 49% of the outstanding voting shares of CSP, all the outstanding shares of capital stock of the Subsidiaries are owned by the Company directly free and clear of any perfected security interests, liens or encumbrances.

                (f) The Company's authorized, issued and outstanding equity capitalization is as set forth in the Prospectuses. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Ordinary Shares being sold under the Underwriting Agreements have been duly and validly authorized, and, when issued and delivered to the Depositary or its nominee in accordance with the Deposit Agreement, to the U.S. Underwriters in accordance with this U.S. Underwriting Agreement and to the International Underwriters in accordance with the International Underwriting Agreement, will be validly issued, fully paid and non-assessable. The certificates for the Shares and the ADRs that are in certificated form are in valid form. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities except for such rights that have been effectively waived. Except as disclosed in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Securities being sold by the Company are freely transferable by the Company to or for the account of the several Underwriters, their designees and the initial purchasers thereof. Except as set forth in the Prospectuses, there are no restrictions on subsequent transfers of the Securities under the laws of Singapore and of the United States.


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                (g) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses. The Articles of Association described in the Prospectuses under the heading "Description of Ordinary Shares" are in full force and effect.

                (h) Each of this U.S. Underwriting Agreement, the International Underwriting Agreement, the Deposit Agreement and the Issuer Escrow Agreement has been duly authorized, executed and delivered by the Company.

                (i) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the description of each such contract, franchise or document in the Prospectuses is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company in accordance with its terms and is in full force and effect, and to the Company's knowledge, is a legal, valid and binding obligation of the other parties thereto. The statements in the Prospectuses under the heading "Taxation", fairly summarize the matters therein described.

                (j) Upon issuance by the Depositary of the ADRs evidencing the ADSs against deposit in accordance with the provisions of the Deposit Agreement of the underlying Ordinary Shares being sold by the Company under the Underwriting Agreements, such ADSs will be duly and validly issued and persons in whose names such ADSs are duly registered will be entitled to the rights specified in the ADSs and in the Deposit Agreement. Assuming that an Underwriter acquires its interest in such ADSs without notice of an adverse claim (within the meaning of Section 8-105 of the UCC), such Underwriter that has purchased such ADSs delivered to The Depository Trust Company by making payment therefor as provided herein, and that has had such ADSs credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (the "UCC")) to such ADSs purchased by such Underwriter, and no action based on any such adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such ADSs.

                (k) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Singapore government or any political subdivision or taxing authority thereof in connection with (A) the execution and delivery of the Underwriting Agreements, (B) the issuance of the Ordinary Shares or the ADSs being sold by the Company under the Underwriting Agreements in the manner contemplated by the Underwriting Agreements, (C) the deposit with the Depositary of the underlying Ordinary Shares being sold by the Company under the Underwriting Agreements against issuance of ADRs evidencing the ADSs,
        (D) the sale and delivery of the Ordinary Shares and the ADSs by the Company to


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        the Underwriters in accordance with the Underwriting Agreements, or (E)
        except as disclosed in the Prospectuses under the heading
        "Taxation--Singapore Taxation", the resale and delivery of such Ordinary Shares and ADSs by the Underwriters in the manner contemplated in the Prospectuses.

                (l) Except as described in the Prospectuses, all dividends and other distributions declared and payable on the Ordinary Shares may under current Singapore law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in Singapore dollars and may be converted into foreign currency that may be transferred out of Singapore in accordance with the Deposit Agreement.

                (m) No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental or regulatory agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof in connection with the consummation by the Company of the transactions contemplated in this U.S. Underwriting Agreement, the International Underwriting Agreement, the Deposit Agreement and the Issuer Escrow Agreement, except (A) such as have been obtained under the Act, the Exchange Act, the Companies Act, Chapter 50 of Singapore, (B) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and the Prospectuses and (C) such as may be required pursuant to the National Association of Securities Dealers, Inc. rules, The Nasdaq Stock Market, Inc. rules, the letter from the SGX-ST dated September 15, 1999 granting approval in principle for the listing and quotation of the entire issued share capital of the Company on the Main Board of the SGX-ST, or the letter from the SGX-ST dated March 29, 2000 regarding the listing of the new Shares, which such approvals have been obtained.

                (n) None of the issue and sale of the Securities, the consummation of any other of the transactions contemplated in this U.S. Underwriting Agreement, the International Underwriting Agreement, the Deposit Agreement or the Issuer Escrow Agreement, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the Memorandum and Articles of Association of the Company or the constituent documents of any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise),


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        prospects, earnings, business or properties of the Company and the
        Subsidiaries, taken as a whole.

                (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the ADR Registration Statement except for such rights that have been effectively waived.

                (q) The consolidated historical financial statements and schedules of the Company and the Subsidiaries (including the related notes) included in the Registration Statement and the Prospectuses present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The summary and selected financial data included in the Registration Statement and the Prospectuses fairly present in all material respects, on the basis stated in the Registration Statement and the Prospectuses, the information included therein.

                (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectuses (exclusive of any supplement thereto).

                (s) Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any of the Subsidiaries, in each case except as described in or contemplated in the Prospectuses.

                (t) Neither the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its Memorandum and Articles of Association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or


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        instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

                (u) KPMG ("KPMG"), who have certified certain financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                (v) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.

                (w) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates and other authorizations issued by the appropriate Singapore, U.S., foreign, federal, state or local regulatory authorities necessary to conduct its business as currently conducted, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses (exclusive of any supplement thereto).

                (x) Except as described in the Prospectuses, for the periods described in the Prospectuses, the Company has no material capital commitments.

                (y) No labor dispute with the employees of the Company or any of the Subsidiaries exists or to the Company's best knowledge, is threatened, and the Company is not aware of any existing labor disturbance by the employees of any of its or any of the Subsidiaries', that could have a material adverse effect on the condition (financial or


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        otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                (z) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for. The Company has no reason to believe that either the Company or any of the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                (aa) None of the Company's Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or the other Subsidiary, except for certain restrictions as set forth in the Joint Venture Agreement dated July 4, 1997 by and among the Company, Agilent Technologies Europe BV and EDB Investments Pte Ltd (as amended) or as described in or contemplated in the Prospectuses.

                (bb) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted, and as described in the Prospectuses, except where the failure to so own, possess, license or have other rights to use would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business. Except as set forth in the Prospectuses under the captions "Risk Factors" or "Business Intellectual Property," to the Company's best knowledge, (a) there are no rights of third parties to any such Intellectual Property;
        (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the

        Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others in any Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (f) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in the case of any of (a) through (f) above, which would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business.

                (cc) Each of the Company and the Subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to operate correctly with respect to calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as with respect to calendar dates falling on or before December 31, 1999 (the "Year 2000 Problem"), and the Company and each of the Subsidiaries reasonably believes that such program has addressed the Year 2000 Problem with respect to the material operations of the Company and that the Year 2000 Problem will not have a material adverse effect upon the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

                (dd) The Company has filed all Singapore, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                (ee) No Underwriter or holder of Securities is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Singapore solely by reason of the execution, delivery, consummation or enforcement of this U.S. Underwriting Agreement.

                (ff) Each of the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
        (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (gg) The Company and the Subsidiaries are (i) in compliance with any and all Singapore laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses (exclusive of any supplement thereto).

                (hh) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

                (ii) The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X.

               Any certificate signed by any officer of the Company or any of the Subsidiaries, in his or her capacity as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the U.S. Underwriters in connection with this U.S. Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

                (II) Each Selling Shareholder (other than STS with respect to paragraphs (d) and (f) to the extent they relate to the Custody Agreement), severally and not jointly, represents and warrants to, and agrees with, each U.S. Underwriter and the Company as follows:

                (a) Such Selling Shareholder is the lawful owner of the Ordinary Shares to be sold by such Selling Shareholder pursuant to this Underwriting Agreement free and clear of all liens, encumbrances, equities and claims whatsoever.

                (b) In the case of an Underwriter entitled to receive Ordinary Shares, the Selling Shareholder has executed (in blank or otherwise) share transfer forms relating to such Ordinary Shares and, assuming that such Underwriter purchases such Ordinary Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon sale and delivery of, and payment for, such Ordinary Shares, as provided herein [and in the Selling Shareholder Escrow Agreement], each Underwriter will own such Ordinary Shares free and clear of all liens, encumbrances, equities and claims whatsoever.

                (c) In the case of an Underwriter entitled to receive ADRs evidencing ADSs, upon issuance by the Depositary of ADRs evidencing the ADSs against deposit in accordance with the provisions of the Deposit Agreement of the underlying Ordinary Shares being sold by such Selling Shareholder under the Underwriting Agreements, such ADSs will be duly and validly issued and persons in whose names such ADSs are duly registered will be entitled to the rights specified in the ADSs and in the Deposit Agreement. Assuming that an Underwriter acquires its interest in such ADSs without notice of an adverse claim (within the meaning of Section 8-105 of the UCC), such Underwriter that has purchased such ADSs delivered to The Depository Trust Company by making payment therefor as provided herein, and that has had such ADSs credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such ADSs purchased by such Underwriter, and no action based on any such adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such ADSs.

                (d) Such Selling Shareholder's Ordinary Shares have been placed in custody, for delivery pursuant to the terms of this Underwriting Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to you (the "Custody Agreement") with Salomon Smith Barney Inc. as the Custodian (the "Custodian"); the Ordinary Shares so held in custody for each Selling Shareholder are subject to the interests under this Underwriting Agreement of the Underwriters; the arrangements for custody and delivery of such Ordinary Shares made by such Selling Shareholder under this Underwriting Agreement and under the Custody Agreement and the Selling Shareholder Escrow Agreement are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Securities under this Underwriting Agreement, Ordinary Shares will be delivered by the Custodian and Escrow Agent in accordance with the terms and conditions of this Underwriting Agreement, the Custody Agreement and the Selling Shareholder Escrow Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian and Escrow Agent shall have received notice of such death, incapacity or other event.

                (e) Each of this U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by such Selling Shareholder. No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof for the consummation by such Selling Shareholder of the transactions contemplated in this Underwriting Agreement, except such as may have been obtained under the Act, the Exchange Act, the Companies Act, Chapter 50 of Singapore, such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and the Prospectuses and such as may be required pursuant to the National Association of Securities Dealers, Inc. rules or The Nasdaq Stock Market, Inc. rules, which such approvals have been obtained.

                (f) None of the execution and delivery of this Underwriting Agreement, the Custody Agreement and the Selling Shareholder Escrow Agreement, the deposit of the Underwritten Securities being sold by such Selling Shareholder with the Depositary in accordance with the terms of the Deposit Agreement, the Custody Agreement and the Selling Shareholder Escrow Agreement, the sale of the Securities being sold by the Selling Shareholder, the consummation of any other of the transactions contemplated in this Underwriting Agreement by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) the charter or by-laws of such Selling Shareholder,
        (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries is a party or bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein.

                (g) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Singapore government or any political subdivision or taxing authority thereof (in the case of STS) or the government in which the Selling Shareholder is domiciled or any political subdivision or taxing authority thereof (in the case of other Selling Shareholders) in connection with (A) the issuance of the ADSs being sold by such Selling Shareholder under the Underwriting Agreements in the manner contemplated by this Underwriting Agreement, (B) the deposit with the Depositary of the Underwritten Securities being sold by such Selling Shareholder under the Underwriting Agreements against issuance of ADRs evidencing the ADSs, (C) the sale and delivery of the Ordinary Shares and the ADSs being sold by the Selling Shareholder in accordance with the Underwriting Agreements, or (D) the resale and delivery by the Underwriters of the Ordinary Shares or the ADSs being sold by such Selling Shareholder to the Underwriters in the manner contemplated in the Prospectuses.

                (h) Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.

                (i) The sale of the Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectuses or any supplement thereto.

                (j) In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement or the Prospectuses or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter and the Company as the Company makes to such Underwriter under paragraph (I)(b) of this Section. The Company and each Underwriter acknowledge that the information set forth under the heading "Principal and Selling Shareholders" constitutes the only information so furnished.

               Any certificate signed by any officer of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each U.S. Underwriter.

               2. Purchase and Sale.

                (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of US$________ per ADS and S$________ per Ordinary Share, the amount of U.S. Underwritten Shares set forth opposite such U.S. Underwriter's name in
        Schedule I to this U.S. Underwriting Agreement.


                (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company and STS hereby grant an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 7,020,000 and 8,730,000, respectively, U.S. Option Securities at the same purchase price per ADS and per Ordinary Share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised to cover overallotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised proportionally from the Company and STS in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the U.S. Representatives to the Company and STS setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.



               3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 9:00 AM, New York City time, on May __, 2000 or such later date not later than five Business Days after the foregoing date as the U.S. Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the Selling Shareholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called in this U.S. Underwriting Agreement, the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters, or if the U.S. Underwriters so elect, to the Depositary or its nominee pursuant to the Deposit Agreement, in either case, against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company and the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same day funds to the accounts specified by the Company and the Selling Shareholders. Delivery of the ADRs representing U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct at least one Business Day in advance of the Closing Date. ADRs representing the U.S. Securities and any U.S. Shares not delivered to the Depositary or its nominee pursuant to the Deposit Agreement shall be registered in such names and in such denominations as Salomon Smith Barney Inc. ("Salomon Smith Barney") may request not less than two Business Days in advance of the Closing Date.

               It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement and that the settlement date for any U.S. Option Securities occurring after the Closing Date shall occur simultaneously with the settlement date for any International Option Securities occurring after the Closing Date under the International Underwriting Agreement.

               If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and STS will deliver (at their expense) to the U.S. Representatives, c/o Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option), ADRs representing the U.S. Option Securities and any U.S. Option Shares not delivered to the Depositary or its nominee pursuant to the Deposit Agreement in such names and denominations as the U.S. Representatives shall have requested against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company and STS respectively, by wire transfer of U.S. dollars and payable in same day funds to the accounts specified by the Company and STS, respectively. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company and STS will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

               4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the Prospectuses.

               5. Agreements. (I) The Company agrees with the several U.S. Underwriters that:

                (a) The Company will use its best efforts to cause the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement or the ADR Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule

        424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or ADR Registration Statement, or for any supplement to the U.S. Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this
        Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemental U.S. Prospectus to you in such quantities as you may reasonably request.

                (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

                (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities, provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                (f) Except pursuant to the Underwriting Agreements, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreements, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan or stock ownership plan, and may file a Form S-8 with respect thereto.

                (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

                (h) Each of the Company and the Selling Shareholders (in proportion to the number of Securities being offered by each of them, including any Option Securities which the Underwriters shall have elected to purchase), agrees, severally and not jointly, to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel (including local counsel) and accountants in connection with the issue of the Securities, (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement and the ADR Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) the deposit of the underlying Ordinary Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Ordinary Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iv) all expenses relating to the road show for the offering of the Securities, including the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (v) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Ordinary Shares and the ADSs on the SGX-ST and The Nasdaq National Market, Inc., respectively (such SGX-ST listing fees to be paid only by the Company, however); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
        (viii) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (ix) the cost and charges of any transfer agent or registrar; and (x) all other costs and expenses incident to the performance by each of the Company and the Selling Shareholders of its obligations under the Underwriting Agreements.

                (i) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales among the International Underwriters and the U.S. Underwriters pursuant to the Agreement Among U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Among U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

               (II) The agreements of the U.S. Underwriters set forth in paragraph (I)(i) of this Section 5 shall terminate upon the earlier of the following events:

                (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (I)(i) of this Section 5, paragraph (I)(i) of Section 5 of the International Underwriting Agreement and Section 2(f) of the Agreement Among U.S. Underwriters and International Underwriters; or

                (b) the expiration of a period of 30 days after the Closing Date, unless (i) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (ii) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International

        Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph
        (I)(i) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (II) or (2) the expiration of an additional period of 30 days from the date of any such notice.

               (III) Each Selling Shareholder agrees with the several Underwriters and the Company that:

                (a) Except pursuant to the Underwriting Agreements, such Selling Shareholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this U.S. Underwriting Agreement, other than Ordinary Shares or ADSs disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                (b) Such Selling Shareholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

                (c) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Shareholder, (ii) any change in information in the Registration Statement, the ADR Registration Statement or the Prospectuses relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectuses which comes to the attention of such Selling Shareholder.

                (d) Such Selling Shareholder will comply with the agreement contained in Section 5(I)(h).

               6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Selling Shareholders contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and each of the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and each of the Selling Shareholders of their respective obligations under this U.S. Underwriting Agreement and to the following additional conditions:

                (a) If the Registration Statement and the ADR Registration Statement have not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement and the ADR Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) The Company and STS shall have requested and caused Allen & Gledhill, Singapore counsel for the Company and STS, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives substantially in the form set forth in Appendix A.

                In rendering such opinion, such counsel may rely (A) as to matters involving the application of the federal laws of the United States and the laws of the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of Latham & Watkins and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

                (c) The Company and STS shall have furnished to the Representatives the opinion of Latham & Watkins, United States counsel for the Company and STS, dated the Closing Date substantially in the form of Appendix B.

                In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, STS and public officials. References to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

                (d) Each of the Selling Shareholders (other than STS) shall have requested and caused its counsel, which counsel shall be reasonably satisfactory to counsel for the Underwriters, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives to the effect set forth in Appendix C.

                In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of such Selling Shareholder, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and the International Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders and public officials.

                (e) The Depositary shall have requested and caused Skadden, Arps, Slate, Meagher & Flom, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives stating in effect that:

                    (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding instrument enforceable against the Depositary in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the statements in the Prospectuses under the heading "Description of American Depositary Shares", insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs are fair and accurate;

                    (ii) the Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;

                    (iii) upon due issuance and delivery by the Depositary of
                the ADRs evidencing the ADSs against the deposit of the Shares in accordance with the terms of the Deposit Agreement, such ADRs will be validly issued and will entitle the person in whose name each ADR is registered to the rights specified therein and in the Deposit Agreement; and

                    (iv) the ADR Registration Statement has become effective
                under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the ADR Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the ADR Registration Statement, and each amendment comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

                (f) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the

        Securities, the Registration Statement, the ADR Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

                    (i) the representations and warranties of the Company in the
                Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the
                Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                (h) Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Shareholder, dated the Closing Date, to the effect that (1) in the case of STS, the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectuses, any supplement to either of the Prospectuses and this U.S. Underwriting Agreement and the International Underwriting Agreement and
        (2) in the case of each Selling Shareholder, the representations and warranties of such Selling Shareholder in this U.S. Underwriting Agreement and the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                (i) The Company shall have requested and caused KPMG to have furnished to the Representatives at the Execution Time and at the Closing Date a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

                    (i) in their opinion the audited financial statements
                included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                    (ii) on the basis of a reading of the latest unaudited
                condensed consolidated financial statements made available by the Company and Chartered Semiconductor Manufacturing Inc.; their limited review, in accordance with United States generally accepted auditing standards under Statement on Auditing Standards No. 71 of the three-month period ended March 31, 2000, and as at March 31, 2000; carrying out certain specified procedures (but not an examination in accordance with U.S. GAAP) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, Board of Directors and Audit Committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and Chartered Semiconductor Manufacturing Inc. as to transactions and events subsequent to March 31, 2000, such Company officials advising that no consolidated financial statements are available as of any date or for any period subsequent to March 31, 2000, nothing came to their attention which caused them to believe that:

                    (1) the unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses; or


                    (2) with respect to the period subsequent to March 31, 2000, there were any material changes, at a specified date not more than five Business Days prior to the date of the letter, in the share capital of the Company (except as disclosed in the Registration Statement), any material increase in long-term debt (excluding current installments) or in total current liabilities, or any material decrease in shareholders' equity of the consolidated companies as compared with the amounts shown on the March 31, 2000 unaudited condensed consolidated balance sheet, or for the period from April 1, 2000 to May ___, 2000 there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenue of the Company, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and


                    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature derived from the general accounting records of the Company and Chartered Semiconductor Manufacturing Inc. set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Summary," "Risk Factors," "Use of Proceeds," "Dividend Policy," "Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal and Selling Shareholders," "Relationship with Singapore Technologies", "Description of Ordinary Shares," and "Shares Eligible for Future Sale" agrees with or is recomputed from the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation.

                References to the Prospectuses in this paragraph (i) include any supplement thereto at the date of the letter.

                (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (inclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement and the Prospectuses (exclusive of any supplement thereto).

                (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each shareholder of the Company listed in Schedule III hereto.

                (l) The Deposit Agreement shall be in full force and effect, and shall not have been amended except as approved by the Representatives.

                (m) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Depositary or its nominee of the Ordinary Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives shall reasonably request.

                (n) The closing of the purchase of the International Underwritten Securities to be issued and sold by the Company and the Selling Shareholders pursuant to the

        International Underwriting Agreement shall occur substantially concurrently (giving effect to the time difference between New York and Singapore) with the closing of the purchase of the U.S. Underwritten Securities described herein.

                (o) The Ordinary Shares shall have been listed and admitted and authorized for trading on the SGX-ST, and the ADSs shall have been included for quotation on The Nasdaq National Market, Inc., and satisfactory evidence of all such actions shall have been provided to the Representatives.

                (p) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 6 will be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, at 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, on the Closing Date.

               7. Commissions, Costs and Expenses. In consideration of the agreement by the U.S. Underwriters to subscribe for the U.S. Underwritten Shares and the U.S. Option Shares (subject to the option for the U.S. Option Shares referred to in the preamble above being duly exercised in accordance with
Section 3 of this U.S. Underwriting Agreement), the Company and the Selling Shareholders (in proportion to the number of securities offered by each of them), severally but not jointly, shall pay to the U.S. Underwriters on the Closing Date, or on the date on which such Option Securities are purchased, as the case may be, a combined management and underwriting commission of ____ per cent. and a selling commission of ____ per cent. in respect of the U.S. Underwritten Shares or the U.S. Option Shares, as the case may be. The amounts payable by the Selling Shareholders to the U.S. Underwriters pursuant to this
Section 7 shall be deducted from the amounts payable by the U.S. Underwriters to the Selling Shareholders pursuant to Section 2.

               8. Reimbursement of Underwriters' Expenses.1 The Company and each Selling Shareholder have agreed, severally but not jointly (in proportion to the number of securities being offered by each of them, including any Option Securities which the Underwriters shall have elected to purchase), to reimburse the Underwriters through Salomon Smith Barney on demand for out-of-pocket expenses (including reasonable fees and disbursements of counsel)


-------------
1 To be revised regarding expense reimbursement mechanics.

that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, up to an aggregate maximum of $________. The amounts payable by the Selling Shareholders to the U.S. Underwriters pursuant to this
Section 8 shall be deducted from the amounts payable by the U.S. Underwriters to the Selling Shareholders pursuant to Section 2. The U.S. Underwriters may also deduct from the amounts payable by the U.S. Underwriters to the Selling Shareholders pursuant to Section 2 an amount to be held by the U.S. Underwriters as a reserve for expenses that have not been calculated at the time of closing; provided, however, that (1) the amount of this reserve may not exceed $________ in total for all Selling Shareholders in the Global Offering, (2) all deductions shall be made in proportion to the number of securities being offered by each of the Selling Shareholders, including any Option Securities which the U.S. Underwriters shall have elected to purchase, and (3) the U.S. Underwriters shall pay to the Selling Shareholders within ____ days after the Closing Date the balance of this reserve, if any, that has not been applied against such expenses. In addition, if the sale of the Securities provided for under the Underwriting Agreements is not consummated because any condition to the obligations of the U.S. Underwriters or the International Underwriters set forth in Section 6 of the Underwriting Agreements is not satisfied, because of any termination pursuant to Section 11 of the Underwriting Agreements or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement under the Underwriting Agreements or comply with any provision of the Underwriting Agreements other than by reason of a default by any of the Underwriters, the Company and each Selling Shareholder will, severally but not jointly (in proportion to the number of securities being offered by each of them, including any Option Securities which the Underwriters shall have elected to purchase), reimburse the Underwriters through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities, up to an aggregate maximum of $________. If the Company makes any payments to the Underwriters under this Section 8 because of any Selling Shareholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Shareholders shall each reimburse the Company on demand for all amounts so paid, pro rata in proportion to the percentage of Securities to be sold by them.

               9. Indemnification and Contribution.

                (a) The Company (to the extent permitted by applicable law) and STS jointly and severally agree to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and STS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or STS may otherwise have; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any U.S. Underwriter from whom the person describing any such loss, claim, damage or liability purchased the Securities, or any person controlling such U.S. Underwriter, to the extent that any such loss, claim, damage or liability of each U.S. Underwriter (or any person controlling such U.S. Underwriter) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus.

                (b) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or Exchange Act and STS, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and STS acknowledge that (A) the names of the Underwriters contained in any Preliminary Prospectus or either of the Prospectuses and their respective participation in the sale of the Securities as set forth in the two charts under the heading "Underwriting" in any Preliminary Prospectus or either of the Prospectuses, (B) the statements set forth in the last paragraph on the front cover page of any Preliminary Prospectus or either of the Prospectuses regarding delivery of the Securities (and the ADSs representing such Securities) and (C) the statements set forth in the seventh, ninth, thirteenth and fifteenth paragraphs under the heading "Underwriting" in any Preliminary Prospectus or either of the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any Preliminary Prospectus or either of the Prospectuses.

                (c) Promptly after receipt by an indemnified party under this
        Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
        Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or
        (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

                (d) In the event that the indemnity provided in paragraph (a) or
        (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company (to the extent permitted by applicable law), STS and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, STS and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by STS and by the U.S. Underwriters from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company (to the extent permitted by applicable law), STS and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of STS and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by STS shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, by STS or by the U.S. Underwriters, the intent of the parties and their relative knowledge access to information and opportunity to correct or prevent such untrue statement or omission. The Company, STS and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                (e) The liability of each Selling Shareholder under its representations and warranties contained in Section 1 hereof (and of STS under the indemnity and contribution agreements contained in this
        Section 9) shall be limited to an amount equal to the offering price of the U.S. Securities sold by such Selling Shareholder to the U.S. Underwriters net of underwriting and selling commissions paid by such Selling Shareholder under this Agreement. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the U.S. Underwriters under this U.S. Underwriting Agreement, as to the respective amounts of such liability for which they each shall be responsible.

               10. Default by an Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Shareholders or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

               11. Termination. This U.S. Underwriting Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if prior to such time (i) trading in the Company's ADSs shall have been suspended by the Commission or the Nasdaq National Market, Inc., trading in the Company's Ordinary Shares shall have been suspended by the SGX-ST, trading in securities generally on the New York Stock Exchange, The Nasdaq National Market, Inc. or the SGX-ST shall have been suspended or limited or minimum prices shall have been established on such exchange or The Nasdaq National Market, Inc., (ii) a banking moratorium shall have been declared either by U.S. Federal, New York State or Singapore authorities or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States or Singapore, declaration by the United States or Singapore of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impracticable or inadvisable to proceed with the offering or delivery of the prospectus as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

               12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, any Selling Shareholders or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this U.S. Underwriting Agreement.

               13. Notices. All communications under this U.S. Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed c/o Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department (fax no.: (65) 3622-909) and confirmed to it at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

               14. Successors. This U.S. Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

               15. Jurisdiction. Each of the Company and STS agrees that any suit, action or proceeding against the Company brought by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter, arising out of or based upon this U.S. Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and STS has appointed Chartered Semiconductor Manufacturing, Inc., at 1450 McCandless Drive, Milpitas, California 94035 as its authorized agent, (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and STS consents to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Authorized Agent. Each of the Company and STS hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and STS. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter, in any other court of competent jurisdiction, including those in Singapore.

               The provisions of this Section 15 shall survive any termination of the U.S. Underwriting Agreement, in whole or in part.

               16. Applicable Law. This U.S. Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               17. Currency. Each reference in this U.S. Underwriting Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due under this U.S. Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If, alternatively, the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the party entitled to receive such original amount will return such excess amounts, in the relevant currency, to the Company or the Selling Shareholders. Any obligation of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

               18. Waiver of Immunity. To the extent that the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and each of the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

               19. Counterparts. This U.S. Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

               20. Headings. The section headings used in this U.S. Underwriting Agreement are for convenience only and shall not affect the construction hereof.

               21. Definitions. The terms which follow, when used in this U.S. Underwriting Agreement, shall have the meanings indicated.

                "Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "ADR" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement.

                "ADR Registration Statement" shall mean the registration statement referred to in paragraph 1(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

                "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York and Singapore are authorized or obligated by law, executive order or regulation to close.

                "Commission" shall mean the Securities and Exchange Commission.

                "Effective Date" shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

                "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

                "International Offering Memorandum" shall mean such form of offering memorandum relating to the International Securities.

                "International Preliminary Offering Memorandum" shall mean any preliminary offering memorandum with respect to the offering of the International Securities.

                "International Representatives" shall mean the addressees of the International Underwriting Agreement.

                "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

                "International Underwriters" shall mean the several Underwriters named in Schedule I to the International Underwriting Agreement.

                "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof relating to the sale of the International Securities by the Company and the Selling Shareholders to the International Underwriters.

                "New York Courts" shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

                "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

                "Option Shares" shall mean the U.S. Option Shares and the International Option Shares.

                "Preliminary Prospectuses" and each "Preliminary Prospectus" shall mean the U.S. Preliminary Prospectus and the International Preliminary Offering Memorandum.

                "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Offering Memorandum.

                "RCB" shall mean the Singapore Registrar of Companies and Businesses.

                "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                "Representatives" shall mean the U.S. Representatives and the International Representatives.

                "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                "Securities" shall mean the U.S. Securities and the International Securities.

                "Selling Shareholders" shall mean the persons named on Schedule II to the U.S. Underwriting Agreement and the International Underwriting Agreement.

                "Shares" shall mean the U.S. Shares and the International
        Shares.

                "Statement" shall mean the Statement of Material Facts filed with the RCB.

                "STS" shall mean Singapore Technologies Semiconductors Pte Ltd.

                "Subsidiary" shall mean each of Chartered Semiconductor Manufacturing Inc. and Chartered Silicon Partners Pte Ltd.

                "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

                "Underwritten Securities" shall mean the U.S. Underwritten Securities and the International Underwritten Securities.

                "Underwritten Shares" shall mean the U.S. Underwritten Shares and the International Underwritten Shares.

                "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

                "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                "U.S. Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the U.S. Securities referred to in paragraph 1(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                "U.S. Prospectus" shall mean the prospectus relating to the U.S. Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

                "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

                "U.S. Underwriters" shall mean the several Underwriters named in
        Schedule I to the U.S. Underwriting Agreement.

                "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company and the Selling Shareholders to the U.S. Underwriters.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                               Very truly yours,

                               Chartered Semiconductor Manufacturing
                                 Ltd


                               By:
                                  -------------------------------
                                  Name:
                                  Title:

                               Singapore Technologies Semiconductors Pte Ltd


                               By:
                                  -------------------------------
                                  Name:
                                  Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.



By:
   -------------------------------
   Name:
   Title:

For itself and the other several
U.S. Representatives and U.S.
Underwriters named in Schedule I to
the foregoing Agreement.

                                                                         ANNEX A

                              List of Subsidiaries

Chartered Semiconductor Manufacturing, Inc.

Chartered Silicon Partners Pte Ltd

                                                                      SCHEDULE I


                                                                   Number of
U.S. Underwriter                                           U.S. Underwritten Shares
----------------                                           ------------------------
Salomon Smith Barney Inc. ..........................
Credit Suisse First Boston Corporation..............
Chase Securities Inc. ..............................
SG Cowen Securities Corporation.....................
Wit SoundView Corporation...........................

Total...............................................              105,000,000
                                                                  -----------

                                   SCHEDULE II



                                                                    Number of
Selling Shareholder                                          U.S. Underwritten Shares
-------------------                                          ------------------------
Singapore Technologies Semiconductors Pte Ltd...........            58,200,000
51 Cuppage Road #09-01
Singapore 229469

                                                                    SCHEDULE III

               List of Signatories to Letter Attached as Exhibit A


1.  Singapore Technologies Pte Ltd

                                                                       EXHIBIT A

                    Chartered Semiconductor Manufacturing Ltd
                       Public Offering of Ordinary Shares


                                  May  , 2000


Salomon Smith Barney Inc.
Salomon Brothers International Limited
Credit Suisse First Boston Corporation
Credit Suisse First Boston (Singapore) Limited
Chase Securities Inc.
Overseas Union Bank Limited
SG Cowen Securities Corporation
SG Securities (Singapore) Pte. Ltd.
Vickers Ballas & Company Pte Ltd
Wit SoundView Corporation
    As Representatives of the several U.S. Underwriters and International Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

               This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), between Chartered Semiconductor Manufacturing Ltd, a corporation organized under the laws of Singapore (the "Company"), the Selling Shareholders named therein (the "Selling Shareholders"), and you as representatives of the group of U.S. and International Underwriters named therein, relating to an underwritten public offering of ordinary shares (the "Ordinary Shares") of the Company, directly or in the form of American Depositary Shares ("ADSs").

               In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or announce the offering of, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs, for a period of 90 days following the date of the Underwriting Agreements, other than Ordinary Shares disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

               If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                          Yours very truly,


                                          [Signature]

                                          [Name and address]

                                                                      APPENDIX A

                       [LEGAL OPINION OF ALLEN & GLEDHILL]

                                                                      APPENDIX B

                       [LEGAL OPINION OF LATHAM & WATKINS]

                                                                      APPENDIX C

               [LEGAL OPINION OF COUNSEL TO SELLING SHAREHOLDERS]


                (i) The Underwriting Agreements, the Power-of-Attorney, the Custody Agreement and the Selling Shareholder Escrow Agreement have been duly executed and delivered by the Selling Shareholder and the Selling Shareholder has full legal right and authority to sell, transfer and deliver, in the manner provided in the Underwriting Agreements, the Custody Agreement and the Selling Shareholder Escrow Agreement, the Securities being sold by such Selling Shareholder under the Underwriting Agreements.

                (ii) Assuming that an Underwriter acquires its interest in the ADSs it has purchased from such Selling Shareholder without notice of an adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")), such Underwriter that has purchased such ADSs delivered to The Depository Trust Company or other securities intermediary, as the case may be, by making payment therefor pursuant to the Underwriting Agreements, and that has had such ADSs credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, as the case may be, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such ADSs purchased by such Underwriter, and no action based on any such adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such ADSs.

                (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Shareholder of the transactions contemplated in the Underwriting Agreements, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

                (iv) Neither the sale of the Securities or ADSs representing deposited shares being sold by any Selling Shareholder nor the consummation of any other of the transactions contemplated in the Underwriting Agreements or the Deposit Agreement by any Selling Shareholder or the fulfillment of the terms hereof by any Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Selling Shareholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Shareholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Shareholder or any of its subsidiaries.

                (v) Assuming that (a) Securities to be purchased by any Underwriter or to be delivered to the Depositary have been credited to the [Escrow Account] on the books of the Escrow Agent and (b) a certificate substantially in the form of Annex ___ to the Escrow Agreement has been delivered by a Selling Shareholder, such Underwriter and the Depositary, as the case may be, will own such Securities free of adverse claims. [This opinion (v) is to be provided by Singapore counsel]


                                      C-2